UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2019

J.JILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of Principal Executive Offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Mark Webb as Chief Financial Officer
On April 15, 2019, J.Jill, Inc. (the “Company”) announced that it has appointed Mark Webb to serve as Executive Vice President, Chief Financial Officer of the Company, effective as of May 1, 2019 (the “Start Date”).  On April 12, 2019, the Company entered into an offer letter with Mr. Webb, the material terms of which are set forth below.
Mr. Webb’s offer letter provides for the following compensation: (i) an annual base salary of $600,000; (ii) a one-time sign-on bonus of $100,000; and (iii) eligibility to receive an annual bonus with a target of 70% of Mr. Webb’s base salary and up to 200% of his base salary for exceptional performance.  In addition, the Company also agreed to grant a sign-on equity award in the form of restricted stock units to Mr. Webb on the Start Date with a grant date fair market value of $700,000.  The restricted stock units will vest in equal installments on each of the first four anniversaries of the date of grant.
The offer letter provides that, if Mr. Webb’s employment is terminated by the Company without “cause” or he resigns for “good reason” (as such terms are defined in the offer letter) he shall be entitled to, in addition to payment of accrued benefits, (i) 12 months of base salary and medical and dental coverage continuation and (ii) any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated.  Mr. Webb’s award agreement with respect to his restricted stock units will provide that if Mr. Webb’s employment is terminated by the Company without “cause” or he resigns for “good reason” a “Change in Control,” any unvested portion of his sign-on equity award shall vest in full.  Mr. Webb’s right to these severance benefits is conditioned upon his execution of a release and compliance with restrictive covenants.
The foregoing is only a summary of the arrangements with Mr. Webb and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements. Ms. Webb’s offer letter and restricted stock unit award agreements will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending May 4, 2019.
Mr. Webb, age 47, previously served as Senior Vice President, Chief Financial Planning & Analysis and Treasury Officer at Hudson’s Bay Company since January 2018.  Previously, he was Senior Vice President, Chief Financial Officer, Gap Brand and Intermix, at Gap, Inc. from February 2013 to April 2017.  Mr. Webb received his BSBA in Accounting and Finance from the University of Arizona.
Item 7.01	Regulation FD Disclosure.
On April 15, 2019, the Company issued a press release announcing Mr. Webb’s appointment as Chief Financial Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.
The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits
(d)           Exhibits
Exhibit No.	Description

99.1	Press Release, dated April 15, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: April 15, 2019
J.JILL, INC.

By:	/s/ Linda Heasley
Name:	Linda Heasley
Title:	Chief Executive Officer and President